                                                                   EXHIBIT 99(a)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying statement of net assets available for benefits of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

New York, New York
May 18, 2001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   2000             1999
                                                              --------------   --------------
Assets:
  Investments at market value...............................  $3,466,824,215   $2,907,375,673
                                                              --------------   --------------
  Receivables:
    Employer's contribution.................................       4,426,278        3,848,031
    Participants' contributions.............................      10,250,559        8,844,613
    Accrued interest and dividends..........................       7,624,148        7,380,499
                                                              --------------   --------------
      Total receivables.....................................      22,300,985       20,073,143
                                                              --------------   --------------
Net assets available for benefits...........................  $3,489,125,200   $2,927,448,816
                                                              ==============   ==============

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
Additions to net assets attributed to:
  Investment income:
    Net appreciation in market value of investments.........   $  440,018,635
    Interest................................................        3,158,473
    Dividends...............................................      127,406,100
                                                               --------------
      Total investment income...............................      570,583,208
                                                               --------------
  Contributions to the Plan:
    By participants.........................................      148,198,662
    By the employer.........................................       55,845,461
                                                               --------------
      Total contributions...................................      204,044,123
                                                               --------------
      Total additions.......................................      774,627,331
                                                               --------------
Deductions from net assets attributed to:
  Benefits paid to participants.............................     (223,710,242)
                                                               --------------
Net reallocations...........................................       10,759,295
                                                               --------------
      Total deductions and net reallocations among Plans....     (212,950,947)
                                                               --------------
        Net increase........................................      561,676,384
Net assets available for benefits
        Beginning of year...................................    2,927,448,816
                                                               --------------
        End of year.........................................   $3,489,125,200
                                                               ==============

  The accompanying notes to financial statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 A. DESCRIPTION OF PLAN:

     The following description of the Merck & Co., Inc. Employee Savings and Security Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     1. GENERAL

     The Plan was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Regular full-time, part-time, and temporary employees of the Company and of certain wholly-owned subsidiaries as defined by the Plan document who were not covered by a collective bargaining agreement are eligible to enroll in the Plan as of the first day of the third month following their date of hire.

     The Plan is administered by a management committee appointed by the Chief Executive Officer of the Company. All costs of administering the Plan are borne by the Company.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     2. CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay. Effective February 1, 2001, employees earning less than $85,000 were allowed to contribute a maximum of 18% of base pay. Employees earning $85,000 or more are limited to maximum contributions of 15% of base pay. In addition, the Company matches 75% of employee contributions up to 6% of base pay per pay period. Company matching contributions are invested according to the following age parameters:

     Under age 50 -- 50% of Company matching contributions is invested in the Merck Common Stock Fund (Non-participant directed) and 50% is invested in the funds to which the participant is currently contributing (Participant directed).

     Age 50 and above -- Participants have the option to invest all Company matching contributions in any of the available fund options (Participant directed).

     Participants direct the investment of their contributions into any investment option, including the Merck Common Stock Fund (Participant directed). During 2000, the Plan offered 15 mutual funds and the Merck Common Stock Fund. Effective February 1, 2001, the Plan offered 22 investment options: 21 mutual funds and the Merck Common Stock Fund.

     3. PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution, the Company's matching contribution and allocation of Plan earnings. The allocation is based on participants' account balances, as defined in the Plan document.

     4. VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     5. PARTICIPANT LOANS

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance.

     6. PAYMENT OF BENEFITS

     In-service (which include hardship withdrawals) and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 2000 and 1999, net assets available for benefits included distributions in process of payment of $2,578,798 and $2,114,034, respectively.

 B. SUMMARY OF ACCOUNTING POLICIES:

     USE OF ESTIMATES

     The financial statements are prepared in conformity with accounting principles generally accepted in the United States and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

     INVESTMENT VALUATION AND INCOME RECOGNITION

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Shares of mutual funds are valued at the net asset value of the shares held by the Plan at year-end.

     Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     RISKS AND UNCERTAINTIES

     The Plan provides for various investment options in investment securities. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits.

     RECLASSIFICATIONS

     Certain reclassifications have been made to prior year amounts to conform with current year presentation.

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 C. INVESTMENTS:

     The following presents investments that represent 5% or more of the Plan's net assets as of year-end.

                                                         DECEMBER 31,
                                                -------------------------------
                                                     2000             1999
                                                --------------   --------------
Merck Common Stock Fund, 64,195,794 and
  72,896,801 units, respectively..............  $2,051,665,788*  $1,671,494,991*
T. Rowe Price Blue Chip Growth Fund, 8,972,120
  and 8,522,756 units, respectively...........     303,706,273      309,716,959
Fidelity Retirement Money Markets, 181,327,424
  and 107,936,553 units, respectively.........     181,327,424      107,936,553**

---------------------

 * Includes non-participant directed portion

** This investment did not represent 5% of the Plan's net assets as of December
   31, 1999.

     During 2000, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $440,018,635 as follows:

Mutual Funds.........................................  $(174,383,598)
Merck Common Stock Fund..............................    614,402,233
                                                       -------------
                                                       $ 440,018,635
                                                       =============

 D. NON-PARTICIPANT-DIRECTED INVESTMENTS:

     Information about the net assets and the significant components of the changes in net assets relating to the non-participant-directed investments is as follows:

                                                          DECEMBER 31,
                                                   ---------------------------
                                                       2000           1999
                                                   ------------   ------------
Net Assets:
     Merck Common Stock Fund.....................  $481,799,470   $353,946,622
                                                   ============   ============

                                                         YEAR ENDED
                                                      DECEMBER 31, 2000
                                                      -----------------
Changes in Net Assets
     Contributions..................................    $ 26,245,066
     Dividends......................................       6,474,710
     Interest.......................................          60,123
     Net appreciation...............................     137,758,747
Benefits paid to participants.......................     (21,226,087)
Transfers to participant directed investments and
    other Plans.....................................     (21,459,711)
                                                        ------------
                                                        $127,852,848
                                                        ============

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 E. RELATED-PARTY TRANSACTIONS:

     Certain Plan investments are shares of mutual funds managed by Fidelity Management Trust Company ("Fidelity"). Fidelity is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions.

     Merck & Co., Inc. also is a party-in-interest to the Plan under the definition provided in Section 3(14) of ERISA. Therefore, Merck Common Stock Fund transactions qualify as party-in-interest transactions.

     All party-in-interest transactions are set forth on the attached schedule.

 F. PLAN TERMINATION:

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

 G. TAX STATUS:

     The Plan obtained a tax determination letter from the Internal Revenue Service dated September 18, 1995 indicating that it had been designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan was most recently amended in December 1999. The Plan sponsor and legal counsel believe that the Plan is designed and currently operated in compliance with the IRC. Therefore, no provision for income taxes has been made. Prior to December 31, 2001, the Plan sponsor intends to amend the Plan to meet certain requirements of recent tax code revisions.

 H. PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 2000.

 I. OTHER MATTERS:

     Net reallocations in 2000 of $10,759,295 consist of transfers of $4,991,879 between the Plan and the Merck & Co., Inc. Employee Stock Purchase and Savings Plan for employees who changed their status during the year, $5,746,720 for employees who transferred into the Plan from SIBIA Neurosciences, Inc., which was acquired by Merck & Co., Inc. in September 1999, $4,964 for employees who transferred in from Merck-Medco Managed Care, L.L.C. and $15,732 of miscellaneous net transfers.

                                                           SCHEDULE H
                                                           EIN:  22-1109110
                                                           PLAN NO.:  001

                               MERCK & CO., INC.

                       EMPLOYEE SAVINGS AND SECURITY PLAN

   LINE 4i -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

                                              (C) DESCRIPTION OF INVESTMENT INCLUDING
         (B) IDENTITY OF ISSUE, BORROWER,  MATURITY DATE, RATE OF INTEREST, COLLATERAL,                       (E) CURRENT
  (A)        LESSOR OR SIMILAR PARTY                   PAR OR MATURITY VALUE                 (D) COST            VALUE
-------  --------------------------------  ---------------------------------------------  --------------   -----------------
   *     Merck & Co., Inc.                 Merck Common Stock Fund
                                             64,195,794 units                             $  659,018,835    $2,051,665,788
   *     Fidelity Investments              Fidelity Equity-Income Fund
                                             873,628 units                                    42,672,679        46,677,199
                                           Fidelity Growth & Income Portfolio
                                             3,051,565 units                                 113,055,532       128,469,414
                                           Fidelity Retirement Money Market Fund
                                             181,327,424 units                               181,327,424       181,327,424
                                           Spartan U.S. Equity Index Fund
                                             2,313,768 units                                  92,757,580       108,307,296
                                           Fidelity Low-Priced Stock Fund
                                             706,276 units                                    16,482,664        16,329,101
         Putnam Investments                The George Putnam Fund of Boston A
                                             3,471,198 units                                  61,598,910        59,600,469
                                           Putnam Voyager Fund A
                                             2,533,668 units                                  69,550,877        59,034,459
         T. Rowe Price                     T. Rowe Price Blue Chip Growth Fund
                                             8,972,120 units                                 235,600,448       303,706,273
                                           T. Rowe Price New Income Fund
                                             3,923,967 units                                  33,804,606        33,353,715
                                           T. Rowe Price Mid-Cap Growth Fund
                                             2,732,695 units                                  95,297,058       108,733,917
                                           T. Rowe Price Dividend Growth Fund
                                             421,433 units                                     8,697,775         9,220,955
         Franklin Templeton                Franklin Small Cap Growth Fund A
                                             2,461,966 units                                  99,129,105        96,829,106
                                           Templeton Developing Markets Trust A
                                             776,891 units                                    10,611,210         8,227,280
         The Vanguard Group                Vanguard U.S. Growth Portfolio
                                             4,967,942 units                                 171,348,509       137,363,596
         The American Funds Group          EuroPacific Growth Fund
                                             2,548,665 units                                  86,251,839        79,900,659

                                           *Participants' Loan Account (with interest
                                             rates ranging from 6.5% to 12.5% and with
                                             maturities through 2030)                         38,077,564        38,077,564
                                                                                          --------------    --------------
                                           Total                                          $2,015,282,615    $3,466,824,215
                                                                                          ==============    ==============

---------------
* Denotes a party-in-interest to the Plan.

  The accompanying notes to financial statements are an integral part of this schedule.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 18, 2001 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Savings and Security Plan into the Company's previously filed Registration Statements on Form S-8 (Nos 33-21087, 33-21088, 33-36101, 33-40177,
33-51235, 33-53463, 33-64273, 33-64665, 333-23293, 333-23295, 333-91769,
333-30526, 333-31762, 333-40282, 333-52264, 333-53246 and 333-56696), on Form
S-4 (No. 33-50667 and 333-61982) and on Form S-3 (Nos. 33-60322, 33-39349,
33-51785, 33-57421, 333-17045, 333-36383 and 333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 20, 2001